TROIKA MEDIA GROUP, INC. February 13, 2023 Erica Naidrich By Hand Re: Employment Agreement Amendments Dear Erica, Reference is made to that certain Executive Employment Agreement by and between you and Troika Media Group, Inc. (the “Company”), dated as of May 23, 2022 (the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement. This letter is intended to set forth our mutual agreement with respect to certain amendments to the Employment Agreement. From and after the date hereof, your annual Base Salary shall be increased to four hundred fifty thousand dollars ($450,000). Further, on the first payroll date of the Company that occurs at least three (3) business days following the date hereof, you will be paid a lump sum cash payment in an amount equal to the difference between (i) the Base Salary that you would have received during the period from January 1, 2023 until the date hereof had your annual Base Salary been four hundred fifty thousand dollars ($450,000) during such period, and (ii) the actual Base Salary paid to you in respect of such period. Also, your Car Allowance, as set forth Section 3(f) of the Employment Agreement shall, from and after January 1, 2023, be increased to three thousand dollars ($3,000) per month. In addition, commencing on January 1, 2023, the Company shall provide to you the amount of up to five thousand four hundred and eighty one dollars ($5,481) each year to reimburse you for payment made by you for insurance policies on your life. Sections 3(a)(iii) and 14 of the Employment Agreement shall be amended and restated as set forth on Exhibit A attached hereto. Additionally, subject to your continuous employment through the consummation of the Triggering Event (as defined below), you will be entitled to a one-time cash bonus (the “Retention Bonus”) in an amount equal to the Retention Bonus Amount (as defined below), such amount to be payable on the first regularly scheduled payroll date of the Company on or immediately following the consummation of the Triggering Event. Notwithstanding the foregoing, in the event that your employment is terminated by the Company other than for Cause or if you terminate your employment for Good Reason, in each case, prior to the consummation of the Triggering Event, then, in addition to any severance payable pursuant to Section 4(c) of the Employment Agreement and subject to (x) your execution of a general release and/or termination agreement satisfactory to the Company, and (y) such general release and/or termination agreement becoming effective, the Company will pay you an amount equal to the Retention Bonus Amount on the first regularly scheduled payroll date of the Company that is at least three (3) business days following the effective date of the general release and/or termination agreement. For purposes of this paragraph, the following terms will have the meanings set forth below: DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631

61096998.5 - 2 -  “Change of Control” shall have the meaning ascribed to such term in Exhibit B attached hereto.  “Financing Transaction” shall mean the consummation of a refinancing, refunding or restructuring of the debt payable pursuant to that certain Financing Agreement dated as of March 21, 2022 (as amended, supplement or modified from time to time, and including any prior restatements, renewals, refunding or refinancing thereof, the “Financing Agreement”) by and among the Company, each subsidiary of the Company listed as a “Guarantor” on the signature pages of the Financing Agreement, the lenders party thereto, and Blue Torch Finance LLC, as collateral agent and administrative agent for the lenders; provided, that the maturity date of such refinanced, refunded or restructured debt is at least twelve (12) months after the date on which such refinancing, refunding or restructuring is consummated.  “Retention Bonus Amount” shall mean (i) nine hundred thousand dollars ($900,000) if the Triggering Event is a Change of Control, or (ii) four hundred fifty thousand dollars ($450,000) if either (x) the Triggering Event is (a) a Financing Transaction, or (b) February 10, 2024, or (y) payment is triggered as a result of your employment being terminated by the Company other than for Cause or you terminating your employment for Good Reason, in each case, prior to the consummation of the Triggering Event.  “Triggering Event” shall mean the earliest to occur of (i) the consummation of the first Change of Control to occur following the date hereof, (ii) the consummation of a Financing Transaction, and (iii) February 10, 2024. Finally, by signing below, you acknowledge and agree that, notwithstanding anything in the Employment Agreement or otherwise to the contrary, your opportunity to earn the Retention Bonus will be in lieu of any opportunity to earn an annual bonus (including pursuant to Section 3(a)(iii) of the Employment Agreement (as amended in Exhibit A attached hereto)) in respect of the period commencing on January 1, 2023 and ending on the earlier of (i) the consummation of a Triggering Event, and (ii) December 31, 2023. For the avoidance of doubt, you shall be eligible to receive an annual bonus in respect of the portion of the 2023 calendar year, if any, following the consummation of a Triggering Event, with your target bonus for such period being prorated to reflect the portion of the year remaining after the consummation of such Triggering Event and the applicable performance metrics for such period being determined by the Compensation Committee in consultation with you promptly following the consummation of such Triggering Event. DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631

61096998.5 - 3 - Except as explicitly modified by this letter, the remainder of the Employment Agreement shall remain in full force and effect in accordance with its terms. This letter shall be deemed to be a part of the Employment Agreement for all purposes from and after the date hereof. * * * [The remainder of this page is intentionally left blank.] DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631

61096998.5 - 4 - Please confirm that the foregoing accurately reflects our mutual agreement with respect to the amendments to the Employment Agreement described herein by signing below and returning a copy of this letter to my attention on or prior to the close of business on February 18, 2023. Sincerely, TROIKA MEDIA GROUP, INC. By: _________________________ Name: Sadiq (Sid) Toama Title: Chief Executive Officer Acknowledged and agreed to as of this 13th day of February 2023 by: _________________________ Erica Naidrich DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631

- 5 - Exhibit A 1. Section 3(a)(iii) of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following: “(iii) Annual Bonus. Executive shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The target Annual Bonus for each fiscal year shall be 100% of Executive’s Base Salary, with the actual Annual Bonus payable being based upon the level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Compensation Committee and communicated to Executive. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company subject to Executive’s continuous employment through the payment date except as otherwise provided for in this Agreement.’ 2. Section 14 of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following: “If to the Company: Troika Media Group, Inc. Attn: General Counsel 25 West 39th Street New York, NY 10018 With a copy to (such copy shall not be considered notice hereunder): Willkie Farr & Gallagher LLP Attn: Brian Lennon, Esq. 787 Seventh Avenue New York, NY 10019 If to Employee: Erica Naidrich 20 Robin Lane Monroe, NJ 08831” DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631

- 6 - Exhibit B For purposes of this letter agreement, the term “Change of Control” shall be defined as the occurrence of any of the following after the Employment Commencement Date: (i) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) excluding for this purpose, (i) the Company or any subsidiary of the Company, or (ii) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company, the grant or exercise of any stock option, stock award, stock purchase right or similar equity incentive, or the continued beneficial ownership by any party of voting securities of the Company which such party beneficially owned as of the Employment Commencement Date; (ii) persons, who, as of the Employment Commencement Date constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided, however, that any person becoming a director of the Company subsequent to the Employment Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least fifty percent (50%) of the Incumbent Directors; and provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80% of the assets (other than cash and cash equivalents) of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. DocuSign Envelope ID: F9B8D6F0-AF72-4920-87C2-D7F483726631